Exhibit 99.1

Safeguard Scientifics Announces Second Quarter 2008 Financial Results

Consolidated Revenue Increased 71%; Minority Partner Companies Achieved Significant Milestones; Live Webcast at 9:00am ET at www.safeguard.com/earnings

WAYNE, Pa.--(BUSINESS WIRE)--Safeguard Scientifics, Inc. (NYSE:SFE), a holding company that builds value in growth-stage technology and life sciences companies, today announced its financial results for the second quarter 2008. Safeguard reported consolidated revenue of $16.9 million for the second quarter, a 71% increase as compared to $9.9 million in the second quarter of 2007, excluding discontinued operations. Safeguard's consolidated net loss for the second quarter was $7.4 million, compared to a net loss of $9.6 million in the second quarter of 2007, excluding discontinued operations. Discontinued operations include results from Safeguard’s recently sold majority-held partner companies Acsis, Inc., Alliance Consulting Group Associates, Inc. and Laureate Pharma, Inc.

During the second quarter of 2008, Safeguard completed its bundled sale of majority-held partner companies Acsis, Alliance Consulting and Laureate Pharma, and minority-held companies Neuronyx, Inc. and ProModel Corporation. Total gross proceeds from the transaction were approximately $74.5 million, with $6.4 million to be held in escrow through April 2009. Safeguard was also released from an aggregate of $31.5 million in debt guarantees involving certain of the sold companies.

Peter J. Boni, President and Chief Executive Officer of Safeguard said, “We continue to execute against our game plan. Our recent bundled sale represented a significant exit for us from three long-term majority- and two minority-held partner companies. Now that we’ve completed this sale, we continue to evaluate exciting potential partner companies in which to deploy capital in both the life sciences and technology arenas that fit our key strategic themes. At the same time, our partner companies have shown many recent successes that reflect our ability to build value in these partners as they grow to the next levels in their development.” As a result of these milestones, we reaffirm our aggregate partner company revenue (consolidated and non-consolidated) guidance for 2008 and expect such aggregate revenue to fall within a range of $175-200 million.

Boni continued, “In Q2, we completed our previous commitment from the Series A financing round for Advantedge Healthcare Solutions by deploying an additional $3 million in this leading medical billing technology solution provider. Also during the second quarter, Ray Land, Safeguard’s former Chief Financial Officer, joined our majority-held partner company Clarient as its CFO. We are pleased to welcome back Steve Zarrilli, who previously served in an interim role, as Safeguard’s new CFO.”

Stephen T. Zarrilli, Senior Vice President and Chief Financial Officer said, “The bundled sale improves our cash position to deploy new and follow-on capital. We will opportunistically consider the use of our cash resources for the repurchase of our debt and equity securities. We were active in our stock buyback program in Q2 and repurchased 161,600 common shares at an average price of $1.38 per share. We plan to continue to be active in the buyback program depending on market conditions and other factors.”

LIFE SCIENCES PARTNER COMPANIES SECOND QUARTER HIGHLIGHTS

MAJORITY HOLDING

Clarient, Inc. (Nasdaq:CLRT), a premier diagnostics services resource for pathologists, oncologists and the pharmaceutical industry, continues to deliver robust year-over-year growth, just reported its 16th quarter of sequential revenue growth, and continues to track ahead of plan. Second quarter revenue was $16.9 million, an increase of 71% from the prior year. For the second quarter in a row, Clarient produced positive earnings before interest, taxes, depreciation, amortization and stock-based compensation (adjusted EBITDA). Recently the company announced that it has signed a one-year agreement with Joint Venture Hospital Laboratories to provide a wide-range of cancer testing to its 120 hospital-affiliated labs and launched its new offering, KRAS, a predictive molecular biomarker for patients with colorectal cancer. Clarient continues to expect strong revenue growth for the remainder of 2008. Safeguard’s 58% ownership position in Clarient had a market value of $88.5 million as of July 31, 2008.

MINORITY HOLDINGS

Advanced BioHealing, Inc. (ABH), a leader in the science of regenerative medicine, expects strong revenue growth during the remainder of 2008. ABH’s FDA-approved Dermagraft™, for diabetic foot ulcers, is enjoying strong demand, which the company plans to satisfy with an expanded sales force. Safeguard deployed capital in ABH in February and May 2007 and has a 28% ownership position.

Alverix, Inc. is an optoelectronics company that is developing portable medical diagnostic instruments in cooperation with leading point-of-care (POC) diagnostics companies. Alverix’s devices enable central laboratory quality results to be achieved in the physician offices, laboratory outreach locations, retail clinics and homes where test information is critical to patient care. Alverix welcomed a seasoned and highly successful CEO James D. Merselis in early July. Safeguard deployed capital in Alverix in October 2007 and has a 50% ownership position.

Avid Radiopharmaceuticals, Inc., a leader in the development of molecular imaging products for neurodegenerative diseases, initiated Phase II clinical trials on schedule for its AV-45 Alzheimer’s imaging compounds. The company is also advancing clinical development of its novel AV-133 Parkinson’s disease imaging products. The company is developing a third product line to target diabetes. Avid hired an accomplished CFO, Richard Baron and CEO Dan Skovronsky was chosen as a Finalist for the 2008 Ernst & Young Entrepreneur of the Year Awards in the Life Sciences category. Safeguard deployed capital in Avid in May 2007 and has a 14% ownership position.

Cellumen, Inc., a cellular systems biology company that delivers proprietary services and products to support drug discovery and development, is pursuing several new opportunities and partnerships. While sales cycles have lengthened, referenceable customers are driving a number of new partnerships and are providing a robust sales pipeline. Safeguard deployed capital in Cellumen in June 2007 and has a 40% ownership position.

NuPathe, Inc., which specializes in the development of therapeutics for the treatment of neurological and psychiatric disorders including migraine and Parkinson’s disease, is anticipating the Phase III study for its NP101 SmartRelief™ transdermal patch for the relief of migraines, a condition suffered by an estimated 26 million people annually in the United States. Pre-clinical proof-of-concept studies for the application of NuPathe’s sustained relief approach for Parkinson’s continues to progress. Jane Hollingsworth, CEO, was recognized by the PharmaVoice 100 as “one of the most inspiring people in the life sciences industry” in 2008. On July 8, the company also completed a $30 million Series B financing which included new investors SR One (GlaxoSmithKline's independent corporate healthcare venture capital fund) and Quaker BioVentures. Safeguard deployed capital in NuPathe in September 2006, October 2007, April 2008 and July 2008 and had a 28% ownership position as of June 30, 2008.

Rubicor Medical, Inc. is a medical device company focusing on the development and commercialization of minimally invasive breast biopsy and tissue removal technologies. Safeguard deployed capital in Rubicor in August 2006 and has a 36% ownership position.

TECHNOLOGY PARTNER COMPANIES SECOND QUARTER HIGHLIGHTS

MINORITY HOLDINGS

Advantedge Healthcare Solutions, Inc. is a technology-based services provider of medical billing solutions to physician groups using its proprietary software. AHS is experiencing improved organic growth and productivity while the company pursues additional growth opportunities. Safeguard deployed capital in AHS in November 2006 and May 2008 and has a 38% ownership position.

Authentium, Inc., a leading developer of security software-as-a-service technologies and systems that enable financial institutions to protect consumer data, signed its first customer for its new SafeCentral™ active desktop agent that permits access to transaction-based websites in a secure environment. The company is pursuing several growth initiatives in this rapidly growing market. Safeguard deployed capital in Authentium in two rounds, one in April 2006 and another in June 2007 and has a 19.9% ownership position.

Beyond.com, Inc. is the world’s largest network of online niche career communities. Despite a dampened economy, Beyond continues to grow revenues and gain market share while maintaining its position as the leading career network site on the Internet. Beyond.com CEO, Rich Milgram was recognized as a Finalist for the 2008 Ernst & Young Entrepreneur of the Year Awards in the Software & Technology category. Safeguard deployed capital in Beyond.com in March 2007 and has a 37% ownership position.

Bridgevine, Inc. is the leading comparative online shopping engine for digital services and products such as high speed internet, digital phone, VoIP, digital TV and music. Bridgevine continues to see revenue growth despite decreasing household moves amid declining home values. Safeguard deployed capital in Bridgevine in August 2007 and has a 21% ownership position.

NextPoint Networks, Inc., formed through the merger of Safeguard’s partner company NexTone, and Reef Point Systems, is a leading provider of secure and intelligent IP-based connectivity solutions that connect devices to networks, and networks to networks, enabling high-quality voice, data, and video sessions to flow, efficiently, securely and reliably. The company’s software-based approach enhances flexibility and gross margin potential and has helped NextPoint develop the industry’s first converged solution for wireless and wire-line carriers. Safeguard has a 12% ownership position in NextPoint.

Portico Systems, Inc. offers software and services to health plans to help them unlock the value of Provider Network Management. Portico executed to plan in the first half of 2008 with strong bookings on track as the company continues to shift to a recurring revenue model. Additional focus on sales and marketing is helping to broaden Portico’s sales pipeline and its market position. Safeguard deployed capital in Portico in August 2006 and February 2008. Safeguard has a 47% ownership position in Portico Systems.

Our Stealth partner is a pre-launch technology company building the world's first Social Information Management System (SIMS), a suite of software that aggregates and intelligently integrates Web Applications with Content Management and Social Networking capabilities. Safeguard deployed $2.2 million in August 2007 and has a 14% ownership position.

OUTLOOK

Safeguard anticipates that the total aggregate revenue for its partner companies as of June 30, 2008 will be between $175 and $200 million for the calendar year 2008, in line with prior expectations. Consistent with prior guidance, aggregate revenue includes Clarient, Advanced BioHealing, Alverix, Avid Radiopharmaceuticals, Cellumen, NuPathe, Rubicor Medical, Advantedge Healthcare Solutions, Authentium, Beyond.com, Bridgevine, NextPoint Networks and Portico Systems.

SAFEGUARD SCIENTIFICS SECOND QUARTER 2008 EARNINGS CALL

Please call at least 10 minutes prior to call to register.

Date: Thursday, August 7, 2008

Time: 9:00am ET

Webcast: www.safeguard.com/earnings

Call-in Number: 800-309-8407
(International) +706-643-1196

Replay Number: 800-642-1687
(International) +706-645-9291

Conference ID# 57536655

Podcast: www.safeguard.com/podcast
Available within 24 hours following the conclusion of the earnings call.

UPCOMING EVENTS

  Canaccord Adams Global Growth Stock Conference – Safeguard Scientifics is presenting at the Canaccord Adams 28th Annual Global Growth Stock Conference on Thursday, August 14, 2008 in Boston. The presentation will be webcast at www.safeguard.com/Canaccord.
  America’s Growth Capital Emerging Growth Conference – Safeguard Scientifics is presenting at the America’s Growth Capital 5th Annual Emerging Growth Conference on Thursday, September 11, 2008 in Boston. The presentation will be webcast at www.safeguard.com/AGC.
  Safeguard Scientifics Analyst Day 2008 – Safeguard Scientifics is hosting Analyst Day 2008 on Thursday, October 2, 2008 In New York City.
  Emirate Capital and Nortia Capital Global Investment Symposium – Safeguard Scientifics is presenting at the Global Symposium on Monday, October 27, 2008 in Dubai, UAE.
  AeA Classic Financial Conference - Safeguard Scientifics is presenting at the 2008 AeA 38th Annual Classic Financial Conference on Tuesday, November 4, 2008 and Wednesday, November 5, 2008 in San Diego.
  Wall Street Analyst Forum Conference - Safeguard Scientifics is presenting at the Wall Street Analyst Forums’ 19th Annual Institutional Investor Conference on Monday, November 17, 2008 in New York City.

For more information please contact IR@safeguard.com.

About Safeguard Scientifics

Founded in 1953 and based in Wayne, PA, Safeguard Scientifics, Inc. (NYSE:SFE) provides growth capital for entrepreneurial and innovative technology and life sciences companies. Safeguard targets technology companies in Software as a Service (SaaS) / Internet-based Businesses, Technology-Enabled Services and Vertical Software Solutions, and life sciences companies in Molecular and Point-of-Care Diagnostics, Medical Devices and Specialty Pharmaceuticals with capital requirements between $5 and $50 million. Safeguard participates in expansion financings, corporate spin-outs, management buyouts, recapitalizations, industry consolidations and early-stage financings. www.safeguard.com

Forward-looking Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Our forward-looking statements are subject to risks and uncertainties. These forward-looking statements that could cause actual results to differ materially, include, among others, managing rapidly changing technologies, limited access to capital, competition, the ability to attract and retain qualified employees, the ability to execute our strategy, the uncertainty of the future performance of our companies, acquisitions and dispositions of companies, the inability to manage growth, compliance with government regulations and legal liabilities, additional financing requirements, the effect of economic conditions in the business sectors in which our companies operate, and other uncertainties described in the Company's filings with the Securities and Exchange Commission. Many of these factors are beyond our ability to predict or control. In addition, as a result of these and other factors, our past financial performance should not be relied on as an indication of future performance. The Company does not assume any obligation to update any forward-looking statements or other information contained in this press release.

Safeguard Scientifics, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	June 30,	December 31,
	2008	2007

Assets
Cash and cash equivalents and marketable securities - Parent	$152,724	$95,275
Cash and cash equivalents - Consolidated Partner Company	2,052	1,516
Other current assets	28,467	38,706
Assets held for sale	-	1,465
Current assets of discontinued operations	-	32,867
Total current assets	183,243	169,829
Ownership interests in and advances to companies	87,117	91,538
Goodwill, net	12,729	12,729
Other	16,309	18,346
Non-current assets of discontinued operations	-	99,420
Total Assets	$299,398	$391,862

Liabilities and Shareholders' Equity
Lines of credit	$9,000	$13,997
Other current liabilities	21,160	25,781
Current liabilities of discontinued operations	-	50,132
Total current liabilities	30,160	89,910
Other long-term liabilities	10,534	12,313
Convertible senior debentures	129,000	129,000
Non-current liabilities of discontinued operations	-	5,916
Redeemable consolidated partner company stock-based compensation	-	84
Total shareholders' equity	129,704	154,639
Total Liabilities and Shareholders' Equity	$299,398	$391,862

Certain prior year amounts have been reclassified to conform to the current year presentation.

Safeguard Scientifics, Inc.
Condensed Consolidated Statements of Operations
(in thousands except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007

Revenue	$16,916	$9,873	$32,802	$18,702
Operating expenses	22,776	18,110	44,129	36,507
Operating loss	(5,860)	(8,237)	(11,327)	(17,805)
Other income, net interest, equity loss and minority interest	(1,543)	(2,082)	(7,527)	(1,375)

Net loss from continuing operations before income taxes	(7,403)	(10,319)	(18,854)	(19,180)
Income tax benefit (expense)	(4)	710	(4)	696
Net loss from continuing operations	(7,407)	(9,609)	(18,858)	(18,484)
Loss from discontinued operations, net of tax	(1,024)	(4,232)	(8,100)	(7,039)

Net loss	$(8,431)	$(13,841)	$(26,958)	$(25,523)

Basic and diluted net loss per share:
Loss from continuing operations	$(0.06)	$(0.08)	$(0.15)	$(0.15)
Net loss from discontinued operations	(0.01)	(0.03)	(0.07)	(0.06)

Net loss per share	$(0.07)	$(0.11)	$(0.22)	$(0.21)

Weighted average shares outstanding
Basic and Diluted	123,111	122,338	123,054	122,227

Safeguard Scientifics, Inc.
Results of Segment Operations from Continuing Operations
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007

Revenue
Clarient	$16,916	$9,873	$32,802	$18,702
Life Sciences	-	-	-	-
Technology	-	-	-	-
Total Segment Results	$16,916	$9,873	$32,802	$18,702

Operating Loss from Continuing Operations (a)
Clarient	$(1,743)	$(2,772)	$(1,913)	$(6,066)
Life Sciences	-	-	-	-
Technology	-	-	-	-
Total Segment Results	(1,743)	(2,772)	(1,913)	(6,066)
Other Items (c)	(4,117)	(5,465)	(9,414)	(11,739)
	$(5,860)	$(8,237)	$(11,327)	$(17,805)

Safeguard Share of Net Loss from Continuing Operations (b)
Clarient	$(105)	$(1,749)	$(203)	$(3,723)
Life Sciences	(3,563)	(2,944)	(7,949)	(4,120)
Technology	(1,664)	(1,255)	(3,451)	(1,841)
Total Segment Results	(5,332)	(5,948)	(11,603)	(9,684)
Other Items (c)	(2,075)	(3,661)	(7,255)	(8,800)
Net Loss from Continuing Operations	$(7,407)	$(9,609)	$(18,858)	$(18,484)

(a) Operating Loss from Continuing Operations represents the revenue less operating expenses of each segment, and excludes any allocation to minority interest.

(b) Safeguard Share of Net Loss from Continuing Operations includes the net results of each segment, including interest, adjusted for any amount allocated to minority interest.

(c) Other Items includes corporate expenses, income taxes, and private equity fund activity.

Safeguard Scientifics, Inc.
Partner Company Financial Data
(in thousands)

Additional Financial Information

To assist investors in understanding Safeguard and our partner companies, we are providing additional financial information on our partner companies, including carrying value by majority partner company, as well as aggregate cost and carrying value for all of our minority partner companies and other holdings. Carrying value of a partner company represents the original acquisition cost and any follow-on funding, plus or minus our share of the earnings or losses of each company, reduced by any impairment charges. The carrying value and cost data reflect our percentage holdings in the partner companies.

				June 30,
				2008
Safeguard Carrying Value by Majority Partner Company
Clarient				$19,224

				Carrying Value	Cost
Safeguard Carrying Value and Cost
Minority Partner Companies				$78,772	$122,980
Other holdings				8,345	35,248
				$87,117	$158,228

Total Carrying Value				$106,341

Results of Discontinued Operations:

	Three Months Ended June 30, 2008
						Total
		Alliance	Laureate			Discontinued
	Acsis	Consulting	Pharma	Mantas		Operations
Revenue	$2,258	$8,558	$1,199	$-		$12,015
Net income (loss)	(1,375)	(14,820)	15,057	114		(1,024)

	Three Months Ended June 30, 2007
	Acsis	Alliance Consulting	Laureate Pharma	Pacific Title & Art Studio	Clarient Technology Group	Total Discontinued Operations
Revenue	$5,140	$21,393	$6,863	$-	$-	$33,396
Net loss	(2,227)	(1,437)	(547)	-	(21)	(4,232)

	Six Months Ended June 30, 2008
	Acsis	Alliance Consulting	Laureate Pharma	Pacific Title & Art Studio	Mantas	Total Discontinued Operations
Revenue	$8,198	$29,317	$8,197	$-	$-	$45,712
Net income (loss)	(2,030)	(18,897)	13,171	(458)	114	(8,100)

	Six Months Ended June 30, 2007
	Acsis	Alliance Consulting	Laureate Pharma	Pacific Title & Art Studio	Clarient Technology Group	Total Discontinued Operations
Revenue	$9,355	$42,850	$11,843	$6,522	$804	$71,374
Net income (loss)	(4,867)	(3,096)	(2,336)	2,679	581	(7,039)

Safeguard Scientifics, Inc.
Partner Company Financial Data (Continued)
(in thousands)

Clarient reported positive adjusted earnings before interest expense, income taxes, depreciation and amortization and stock-based compensation ("Adjusted EBITDA") for the three and six months quarter ended June 30, 2008. We believe that Adjusted EBITDA represents a useful measure of assessing the performance of Clarient, as it reflects its business momentum without the impact of certain non-cash items.  Adjusted EBITDA is not intended as an alternative to cash flow provided by operating activities as a measure of liquidity, nor as an alternative to net income as an indicator of operating performance, nor as an alternative to any other measure of performance in conformity with generally accepted accounting principles (GAAP).  Safeguard is providing this financial information to enhance understanding of the Clarient segment within Safeguard’s GAAP consolidated financial statements and it should be considered by investors in addition to, but not instead of, the financial statements prepared in accordance with GAAP.  Below is a reconciliation of Adjusted EBITDA to net loss from continuing operations before income taxes for Clarient.

Three Months Ended
June 30, 2008
Adjusted EBITDA for Clarient
Net loss from continuing operations before income taxes	$(105)
Add:
Interest expense, net	131
Depreciation and amortization	1,012
Stock-based compensation	904
Adjusted EBITDA	$1,942

Six Months Ended
June 30, 2008
Adjusted EBITDA for Clarient
Net loss from continuing operations before income taxes	$(203)
Add:
Interest expense, net	446
Depreciation and amortization	1,908
Stock-based compensation	1,183
Adjusted EBITDA	$3,334

CONTACT:
Safeguard Scientifics, Inc.
John E. Shave
Vice President, Investor Relations and
 Corporate Communications
610-293-0600